EXHIBIT 23.7

Consent of Person to Become Director

Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name and to being named in the joint proxy statement/prospectus constituting part of this Registration Statement on Form S-4 of Nara Bancorp, Inc. as a person who will become a director of Nara Bancorp, Inc. upon completion of the merger of Center Financial Corporation with and into Nara Bancorp, Inc.

Signature:	/s/ Chung Hyun Lee

Print Name:	Chung Hyun Lee
Date:	April 8, 2011